l:\secdraft\version3\exhib_11.doc2
                                                                      EXHIBIT 11


                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                         ATTRIBUTABLE TO COMMON STOCKS
                                  (Unaudited)

                                                        Three Months Ended
                                                          March 31, 1997
                                                       $1-2/3
                                                      Par Value   Class H
                                                      Common      Common
                                                      Stock       Stock
                                                       (Dollars in Millions
                                                    Except Per Share Amounts)


Net income                                         $1,737            $59
Dividends on preference stocks                         20              -
                                                   ------           ----
  Earnings on common stocks                         1,717             59
Dividends on common stocks                            377             25
                                                    -----             --
    Net earnings retained                          $1,340            $34
                                                    =====             ==


Weighted average shares outstanding (in millions)     747            100

Per Share Data
Net earnings retained per share                      $1.80          $0.34
Cash dividends per share                              0.50           0.25
                                                      ----           ----
  Net earnings per share                             $2.30          $0.59
                                                      ====           ====



Note: The difference between fully diluted and primary earnings per share is immaterial.
































                                    - 26 -


                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                  ATTRIBUTABLE TO COMMON STOCKS - Concluded
                                  (Unaudited)


                                                       Three Months Ended
                                                         March 31, 1996
                                                   $1-2/3
                                                  Par Value  Class E  Class H
                                                  Common     Common    Common
                                                  Stock      Stock     Stock
                                                     (Dollars in Millions
                                                  Except Per Share Amounts)

Income from continuing operations                $724      $    -       $76
Income from discontinued operations                10         209         -
                                                 ----         ---      ----
  Net income                                      734         209        76
Dividends on preference stocks                     20           -         -
                                                 ----       -----      ----
  Earnings on common stocks                       714         209        76
Dividends on common stocks                        306          72        23
                                                  ---        ----        --
    Net earnings retained                        $408        $137       $53
                                                  ===         ===        ==


Net earnings retained from continuing operations $398       $   -       $53
                                                  ===        ====        ==
Income retained from discontinued operations      $10        $137      $  -
                                                   ==         ===       ===

Weighted average shares outstanding (in millions) 755         463        97
                                                  ===         ===        ==

Per Share Data
Net earnings retained per share from continuing
   operations                                    $0.53       $   -     $0.54
Income retained per share from discontinued
   operations                                     0.01        0.30         -
Cash dividends per share                          0.40        0.15      0.24
                                                  ----        ----      ----
  Net earnings per share                         $0.94       $0.45     $0.78
                                                  ====        ====      ====




Note: The difference between fully diluted and primary earnings per share is immaterial.


























                                    - 27 -